EXHIBIT 4.3

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") is made as of March 25, 1998, by and between Neff Corp., a Delaware corporation (the "Company") and Santos Fund I, L.P., a Texas limited partnership ("Santos").

                  WHEREAS, Santos, GECFS, Inc., a Nevada corporation ("GECFS") and the Company may enter into one or more Securities Purchase Agreements pursuant to which Santos shall purchase shares of Class B Common Stock, par value $.01 per share, of the Company from GECFS, which Santos shall convert into an equal number of shares of Class A Common Stock, par value $.01 per share, of the Company (the "Class A Common Stock");

                  WHEREAS, a condition to the closing of the Securities Purchase Agreements is that the parties hereto enter into this Agreement providing for certain registration rights with respect to the Common Stock Santos purchases from GECFS;

                  NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants and obligations hereinafter set forth, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. DEFINITIONS.

                    As used herein, the following terms shall have the following meanings :

                  "CLASS A COMMON STOCK" means the Class A Common Stock, par value $.01 per share, of the Company.

                  "CLASS B COMMON STOCK" means the Class B Common Stock, par value $.01 per share, of the Company.

                  "COMMON STOCK" means all classes of the common stock of the Company.

                  "INITIAL PUBLIC OFFERING" means the first underwritten public offering of Common Stock that is effected pursuant to a registration statement filed with, and declared effective by, the SEC under the Securities Act.

                  "PERSON" means any individual, sole proprietorship, partnership (including a limited partnership), joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, limited liability company, joint stock company, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof) or any other business entity.

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                  "PROPOSED AMOUNT" means, with respect to the Registrable
Securities, the aggregate amount of shares thereof that Santos shall request the Company to register pursuant to Section 2(b).

                  "REGISTRABLE SECURITIES" means The shares of Class A Common Stock owned of record or beneficially by Santos (the "Shares"), including any additional securities of the Company issued in respect of the Shares, including by way of a stock split, dividend or other recapitalization or exchange or securities with or by the Company. Once issued, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been Sold pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) they shall have been otherwise transferred and new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company, or (iv) they shall cease to be outstanding.

                  "SELLING EXPENSES" means all underwriting discounts, selling commissions, stock transfer taxes, and fees and disbursements of counsel for, and any other Person retained, by Santos, applicable to the securities registered by Santos.

         Section 2. REGISTRATION RIGHTS.

                  (a) INCIDENTAL (PIGGYBACK) REGISTRATION. If the Company proposes to register any of its securities under the Securities Act of 1933, as amended (the "SECURITIES ACT"), for public offering and sale (other than registrations with regard to acquisitions of employee stock options, employee purchase plans or other employee benefit plans on Form S-8 under the Securities Act or any successor form), the Company shall give notice to Santos of its intention to effect such a registration prior to the filing with the Securities and Exchange Commission (the "SEC") of such registration statement. Upon Santos' written request, given within 7 days after receipt from the Company of such notice, the Company shall use its best efforts to cause the number of Santos' Registrable Securities then held by Santos and referred to in such request to be included in such registration statement; PROVIDED, HOWEVER, that in the event that the offering pursuant to such registration statement shall be underwritten and the underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration pursuant to this Section 2(a) exceeds the number of securities that can be sold in the offering without adversely affecting the offering price or the marketing of the Company's securities, the Company may first include in such registration all securities the Company proposes to sell, and Santos shall accept a reduction (pro rata with any other holders of the Company's equity securities entitled to register such securities on such registration statement whose registration rights are on a par with and not subordinate to Santos') on the basis of the proportion that the market value (based upon the proposed offering price of such securities or the mid-point of the range of the proposed offering prices of any of such securities (the "MARKET VALUE") of each security holder's aggregate securities requested to be registered bears to the Market Value of the aggregate amount of all equity securities (other than those to be sold for the Company's account) as to which registration is sought) in the number of securities to be included

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in such registration, which reduction may, if necessary, be total. Nothing in this Section 2(a) shall limit the Company's ability to withdraw, or temporarily cease to seek effectiveness of, a registration statement it has filed whether before or after its effectiveness.

                  (b) DEMAND REGISTRATION. (i) After the earlier of (x) December 29, 1998 or (y) the completion by the Company of an Initial Public Offering, except as provided in Section 2(b)(ii) below, upon Santos' written request that the Company effect pursuant to this Agreement the registration of Registrable Securities under the Securities Act (which request shall specify the Registrable Securities so requested to be registered, the Proposed Amounts thereof and the intended method of disposition by Santos), the Company will, as expeditiously as reasonably possible, use its best efforts to effect the registration under the Securities Act of the Proposed Amount of Registrable Securities, for disposition in accordance with the intended method of disposition stated in such request; PROVIDED, HOWEVER, that (A) if in the good faith judgment of the Board of Directors of the Company, such registration would be detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is in the best interests of the Company to defer the filing of such registration statement at such time, and (B) the Company shall furnish to Santos a certificate signed by an executive officer of the Company that the Board of Directors of the Company has made such a determination and that it is, therefore, necessary to defer the filing of such registration statement, then the Company shall have the right to defer such filing for the period during which such registration would be detrimental, provided that the Company may not defer the filing for a period of more than 180 days after receipt of Santos' request in the case of an underwritten public offering or for more than 120 days if such method of disposition is not an underwritten public offering. The Company shall be entitled to include in any registration statement filed pursuant to this Section 2(b): (x) securities of the Company held by any other securities holder of the Company, and (y) in an underwritten public offering, securities of the Company to be sold by the Company for its own account, except as and to the extent that (1) in the written opinion of the managing underwriter, which shall be an underwriter of nationally recognized standing (if such method of disposition shall be an underwritten public offering), such inclusion would materially adversely affect the marketing of the Registrable Securities to be sold by Santos or (2) in the written opinion of an investment banker of nationally recognized standing jointly selected by Santos and the Company (if such method of disposition is not an underwritten public offering), such inclusion would materially adversely affect the price at which the Registrable Securities may be sold pursuant to the plan of distribution.

                           (ii) The Company shall not be obligated to take any
action to effect any registration requested by Santos pursuant to Section 2(b)(i) hereof (A) after the Company has effected two such registrations pursuant to this Agreement and each such registration has been declared or ordered effective, (B) during the period starting with the date 30 days prior to the Company's estimate of the date of filing of, and ending on a date 180 days after the effective date of, a Company initiated registration, provided that the Company is using all reasonable efforts to cause such registration statement to become effective, or (C) for a period of six (6) months after the Company has effected one such registration pursuant to this Agreement and such registration has been declared or ordered effective, such 180 day period to commence on the date the registration statement was declared or ordered effective.

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                           (iii) Notwithstanding any other provision of this
Agreement to the contrary, a registration requested pursuant to this Section 2(b) shall not be deemed to have been effected (A) unless it has become effective, provided that a registration that does not become effective after the Company has filed a registration statement with respect thereto solely by reason of Santos' refusal to proceed shall be deemed to have been effected by the Company at Santos' request unless Santos shall have elected to pay all Company Registration Expenses (as defined) in connection with such registration, (B) if after it has become effective such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason other than a misrepresentation or an omission by Santos, or (C) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied other than by reason of some wrongful act or omission, or act or omission in bad faith, by Santos.

                  (c) REGISTRATION PROCEDURES. Subject to the limitations set forth elsewhere herein, if and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company will, as expeditiously as possible:

                           (i) in the case of a registration under Section 2(b)
hereof, prepare and file with the SEC (such filing to be made within 75 days after the initial request by Santos) a registration statement with respect to such Registrable Securities on a form appropriate to permit Santos to sell the Proposed Amount in accordance with Santos' intended method of distribution and use its best efforts to cause such registration statement to become and remain effective;

                           (ii) prepare and file with the SEC such amendments
and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period as shall be requested by Santos, which period shall not exceed six (6) months, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement during such period;

                           (iii) furnish to counsel for Santos and such
underwriter of the securities being sold by Santos, at least 5 days prior to the filing thereof, such number of copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents, as such counsel may reasonably request, in substantially the form in which they are proposed to be filed with the SEC, in order to facilitate the public sale or other disposition of the Registrable Securities owned by Santos;

                           (iv) use its best efforts to register or qualify such
Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions in the United States as each underwriter of the securities being sold by Santos shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable Santos and such underwriter to consummate the disposition in such jurisdictions in the

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United States of such Registrable Securities owned by Santos except that the
Company shall not for any purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this clause (iv), it would not be obligated to be so qualified, or subject itself to taxation in any such jurisdiction;

                           (v) use its best efforts to cause such Registrable
Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary to enable Santos to consummate the disposition of such Registrable Securities;

                           (vi) notify Santos, at any time when a prospectus
relating thereto is required to be delivered under the Securities Act, of the Company's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare and furnish to Santos and each underwriter a reasonable amount of copies of a prospectus supplement or amendment so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                           (vii) otherwise use its best efforts to comply with
all applicable rules and regulations of the SEC, and make available to Santos, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first day of the Company's first calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

                           (viii) enter into such agreements (including an
underwriting agreement in customary form) and take such other actions as Santos shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

                           (ix) use its best efforts to furnish to Santos an
opinion from the Company's counsel and a "cold comfort" letter from the Company's independent public accountant (in accordance with SAS 72), addressed to Santos, in customary form and covering such matters of the type customarily covered by such opinions and "cold comfort" letters as Santos shall reasonably request;

                           (x) make available for inspection by Santos, by any
other underwriter participating in any disposition to be effected pursuant to such registration statement, and by any attorney, accountant or other agent retained by Santos or any such underwriter, all reasonably pertinent financial and other records, reasonably pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors, employees and the independent public accountants who have audited its financial statements to supply all information reasonably requested by Santos or any such underwriter, attorney, accountant or agent in connection with

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such registration statement; PROVIDED, HOWEVER, that Santos and each such representative of Santos, underwriter, attorney, accountant or agent must execute and deliver to the Company a confidentiality agreement in form and substance reasonably acceptable to the Company agreeing to keep any such information and records concerning the Company confidential;

                           (xi) permit Santos to participate in the preparation
of such registration or comparable statement;

                           (xii) at or prior to the effective date of the
registration use commercially reasonably efforts to (i) secure a CUSIP number for all Registrable Securities, and (ii) cause the Registrable Securities to be listed on the New York Stock Exchange, the American Stock Exchange or included for reporting on the NASDAQ Stock Market, and cause the Registrable Securities to be listed on each other national securities exchange, if any, on which any other class of the Company's securities are then listed; and

                           (xiii) in the case of an underwritten offering,
enable the Registrable Securities to be in such denominations or such number of shares and registered in such names as the underwriters may request at least two business days prior to the sale of the Registrable Securities.

         In the case of an underwritten offering, the underwriters shall be selected by the Company and reasonably acceptable to Santos.

         Santos shall, upon receipt of any notice from the Company of the happening of any event of the kind described in subdivision (vi) above, forthwith discontinue their disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until Santos receives copies of the supplemented or amended prospectus contemplated by said subdivision and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in Santos' possession of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in subdivision (ii) above shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when Santos shall have received the copies of the supplemented or amended prospectus contemplated by subdivision (vi) above, PROVIDED, HOWEVER, that in no event will the period mentioned in subdivision (ii) above exceed six months after giving effect to such extension.

         Santos shall enter into such customary agreements as requested by the Company in connection with the registration of securities as contemplated by this Agreement.

         Santos shall furnish to the Company in writing such information and documents regarding Santos and the distribution of such securities as may be required to be disclosed in the registration statement by the rules and regulations under the Securities Act or under any other applicable securities or blue sky laws of the jurisdictions referred to in Section 2(c)(iv) hereof.

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         If any such registration or comparable statement refers to Santos by name or otherwise as the holders of any securities of the Company then Santos shall have the right to require (A) the insertion therein of language, in form and substance satisfactory to Santos and presented to the Company in writing, to the effect that the holding by Santos of such securities is not to be construed as a recommendation by Santos of the investment quality of the Company's securities covered thereby and that such holding does not imply that Santos will assist in meeting any future financial requirements of the Company, or (B) in the event that such reference to Santos by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to Santos.

                  (d) REGISTRATION EXPENSES. In connection with any registration on Registrable Securities pursuant to this Agreement the Company will, whether or not any registration pursuant to this Agreement shall become effective, from time to time promptly upon receipt of bills or invoices relating thereto, pay all expenses (other than Selling Expenses) incident to its performance of or compliance with this Section 2, including, without limitation, all registration, filing and NASD fees, fees and expenses of compliance with securities or blue sky laws, word processing, duplicating and printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent public accountants (including the expenses of any audit and/or "cold comfort" letter) and the other Persons retained by the Company ("Registration Expenses"); PROVIDED, HOWEVER, that in all events, Santos shall be responsible for the fees and expenses of its counsel and accountants and for its Selling Expenses.

                  (e) INDEMNIFICATION. (i) The Company will, and hereby does, indemnify, to the extent permitted by law, Santos, its officers and directors, if any, and each Person, if any, who controls the Company within the meaning of
Section 15 of the Securities Act against all losses, damages, liabilities (or proceedings in respect thereof) and expenses under the Securities Act, caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities (or proceedings in respect thereof) or expenses are caused by any untrue statement or alleged untrue statement made in reliance on or in conformity with any information furnished in writing to the Company by Santos or any participating underwriter expressly for use therein. If the offering pursuant to any registration statement provided for under this Agreement is made through underwriters, the Company agrees to enter into an underwriting agreement in customary form with such underwriters and to indemnify such underwriters, their officers and directors, if any, and each Person, if any, who controls such underwriters within the meaning of Section 15 of the Securities Act to the same extent as herein before provided with respect to the indemnification of Santos.

                           (ii) If for any reason the indemnity under Section
2(e)(i) is unavailable, then the Company shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (A) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the indemnified

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party on the other or (B) if the allocation provided by subdivision (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative fault of the Company on the one hand and the indemnified party on the other but also the relative benefits received by the Company and the indemnified party as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                           (iii) Santos will, and hereby does, jointly and
severally indemnify, to the extent permitted by law, the Company, its officers and directors, if any, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against all losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses under the Securities Act, caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading but only to the extent that such losses, claims, damages, liabilities (or proceedings in respect thereof) or expenses are caused by any untrue statement or alleged untrue statement made in reliance on or in conformity with any information furnished to the Company by Santos. If the offering pursuant to any registration statement provided for under this Agreement is made through underwriters, Santos agrees to enter into an underwriting agreement in customary form with such underwriters and to indemnify such underwriters, their officers and directors, if any, and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act to the same extent as hereinbefore provided with respect to the indemnification of the Company, its officers and directors, if any, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act.

                           (iv) If for any reason the indemnity under Section
2(e)(iii) is unavailable, then Santos shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (A) in such proportion as is appropriate to reflect the relative fault of the parties or (B) if the allocation provided by subdivision
(A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative fault of parties but also the relative benefits received by the parties as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                           (v) The Company and Santos shall make payments of all
amounts required to be made pursuant to the foregoing provisions of this Section 2(e) to or for the account of the indemnified party from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due and payable.

                  (f) LIMITATIONS ON SALE OR DISTRIBUTION OF SECURITIES. If a registration under this Agreement shall be in connection with an underwritten public offering of securities for the

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Company's or any other security holder's account (other than Santos), Santos shall not effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities, during such period prior and subsequent to the commencement of the offering of securities pursuant to such registration statement as may be reasonably requested by the underwriters thereof, and in all cases to otherwise comply with all applicable rules under the Securities Act and the Exchange Act, including, without limitation, Regulation M under the Exchange Act or any similar rules thereafter adopted by the SEC.

                  (g) REGISTRATION RIGHTS TO OTHERS. The rights of Santos shall be on a par, pro rata to share holdings, with those granted to (i) GE Capital and GECFS under the Registration Rights Agreement, dated as of even date herewith, between the Company, GE Capital and GECFS, (ii) Kevin P. Fitzgerald under the Stock Option Agreement, dated as of December 1, 1995, between the Company and Mr. Fitzgerald, (iii) Santos Capital Advisors, Inc. under the Registration Rights Agreement, dated as of even date herewith, between the Company and Santos Capital Advisors, Inc. and (iv) Jorge Mas, Jose Ramon Mas and Juan Carlos Mas under the Amended and Restated Stockholders' Agreement, dated as of even date herewith among the Company, Jorge Mas, Jose Ramon Mas, Juan Carlos Mas, GECFS, Santos, Santos Capital Advisors, Inc., Kevin P. Fitzgerald and general Electric Capital Corporation. If the Company shall at any time hereafter provide to any holder of any securities of the Company rights with respect to the registration of such securities under the Securities Act, such rights shall be subordinate to and shall not be in conflict with or adversely affect any of the rights provided in this Agreement to Santos.

         Section 3. AMENDMENT AND WAIVER.

         Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against any party hereto unless such modification, amendment or waiver is approved in writing by all of the parties hereto. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

         Section 4. NOTICES.

                  Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to Santos at the address set forth below, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, four business days after deposit in the U.S. mail and one business day after deposit with a reputable overnight courier service. The Company's address is:

                           Neff Corp.
                           3750 N.W. 87th Avenue

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                           Miami, FL  33178
                           Attention:  Kevin P. Fitzgerald
                           Telecopy:  (305) 513-3350

                           With a copy to:

                           Fried, Frank, Harris, Shriver & Jacobson
                           1001 Pennsylvania Avenue
                           Washington, DC 20004
                           Attention:  Stephen I. Glover
                           Telecopy: (202) 639-7003

                           Santos' address is:

                           3750 N.W. 87th Avenue
                           Miami, FL 33178
                           Attention: Kevin P. Fitzgerald
                           Telecopy:  (305) 513-4255

                           With a copy to:

                           Baker & McKenzie
                           701 Brickell Avenue
                           Miami, FL 33131
                           Attention: Andrew Hulsh
                           Telecopy: (305) 789-8953

         Section 5. SEVERABILITY.

         Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         Section 6. SPECIFIC PERFORMANCE.

         The parties hereto recognize and agree that money damages may not be sufficient to compensate Santos for breaches by the Company of the terms hereof, and, consequently, that the equitable remedy of specific performance of the terms hereof will be available in the event of any such breach.

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         Section 7. MISCELLANEOUS.

         This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not. Santos may freely assign all or a portion of its rights under this Agreement. This Agreement embodies the entire agreement and understanding between the Company and Santos and supersedes all prior agreements and understandings relating to the subject matter hereof. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                   NEFF CORP.

                                   By: /s/ ILLEGIBLE
                                      ------------------------------------------
                                      Name:
                                      Title:

                                   SANTOS FUND I, L.P.

                                   By: SANTOS FUND, Inc.,
                                   its General Partner

                                   By: /s/ ILLEGIBLE
                                      ------------------------------------------
                                      Name:
                                      Title:

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